Exhibit 99.1

NEWS RELEASE

Golden Queen ANNOUNCES COMMERCIAL PRODUCTION AT

SOLEDAD MOUNTAIN PROJECT

VANCOUVER, BRITISH COLUMBIA – December 19, 2016 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to announce that commercial production has been declared at Soledad Mountain Project (“Soledad Mountain” or the “Project") in Mojave, California effective today.

Commercial production at Soledad Mountain has been declared as the process plant is now operating in line with both design specifications and management expectations.  Over the past 60 days of operations the process plant has achieved an average of 80% of design throughput capacity.  The Company processed an average of 10,500 tons per operating day during the months of October and November.

Following the declaration of commercial production, the Company's operations team will continue to focus on increasing ore output and grade from the mine and improving the process plant to further enhance its overall operational performance.

"Announcing commercial production at Soledad Mountain represents a major milestone for Golden Queen’’ states Thomas M. Clay, Chairman and Chief Executive Officer. "This achievement, which is a culmination of decades of effort, is a testament to the dedication and determination of our entire team including our valued contractors and partners.”

The Project has shipped approximately 17,800 ounces of gold and approximately 184,875 ounces of silver since the first pour on March 1st of this year.

Qualified Person

Golden Queen Mining Company LLC’s Chief Geologist, Peter A. Herrera, CPG is a qualified person as defined by NI 43-101 and has reviewed the scientific and technical information that forms the basis for this news release.

About Golden Queen Mining Co. Ltd:

Golden Queen is an emerging gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or "forward-looking statements" within the meaning of applicable Canadian and U.S. securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to expected production rates, ore output and grade results, plans and intentions with respect to activities on the Project. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties regarding: accidents; equipment breakdowns; commodity prices; changes in planned work resulting from logistical, technical or other factors; that results of operations on the Project will not meet projected expectations due to any combination of technical or operational factors; and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2015. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws..